UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2026

Voyager Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42211	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Concord Street, Brooklyn, NY 11201

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (347) 720-2907

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one half of one redeemable warrant	VACHU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, $0.0001 par value per share	VACH	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share beginning 30 days after the completion of our initial business combination and expiring five years after the completion of our initial business combination or earlier upon redemption or our liquidation	VACHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 27, 2026, Voyager Acquisition Corp., a Cayman Islands exempted company with limited liability (“Voyager”), Veraxa Biotech AG, a public limited company organized under the laws of Switzerland (the “Company”), and Veraxa Biotech Holding AG, a company limited by shares organized under the laws of Switzerland (“PubCo”), entered into a securities purchase agreement (the “Purchase Agreement”) with each of the investors listed on the Schedule of Buyers attached thereto (each, a “Buyer” and collectively, the “Buyers”), pursuant to which PubCo agreed to issue and sell, in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder (the “Private Placement”): (i) senior secured notes of PubCo due August 27, 2027 (the “Notes”) in an aggregate principal amount of $27,500,000, and (ii) warrants (the “Warrants” and, together with the Notes, the “Securities”) to purchase up to 2,391,305 of PubCo’s ordinary shares, CHF 1/113.25 par value (the “PubCo Ordinary Shares”).

The Private Placement is being entered into in connection with a business combination transaction (the “deSPAC Transaction”) contemplated by that certain Business Combination Agreement, dated April 22, 2025 (as amended, the “Business Combination Agreement”), by and among PubCo, Voyager, and the other parties thereto, pursuant to which, among other things, (i) Voyager will merge with and into Veraxa Cayman Merger Sub, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Merger Sub”), with Merger Sub surviving such merger as a wholly owned subsidiary of PubCo, and (ii) the Company will merge with and into PubCo, with PubCo surviving as a publicly traded company. In connection with and effective upon completion of the deSPAC Transaction, PubCo will assume all of the business, operations, assets, and liabilities of Voyager and the Company.

Among other things, the Purchase Agreement provides for the following: (i) PubCo will hold an extraordinary general meeting of shareholders as soon as reasonably practicable following the closing of the deSPAC Transaction, and in any event no later than thirty (30) days following the closing date under the Purchase Agreement (the “Closing Date”), for the purpose of obtaining shareholder approval to amend PubCo’s articles of association, including a revised conditional capital article and a revised capital band article (the “Amendments”); (ii) commencing upon completion of the deSPAC Transaction, PubCo will file a resale registration statement on Form F-1 or Form F-3 as soon as practicable and no later than thirty (30) days after the Closing Date to register the resale of at least 11,000,000 PubCo Ordinary Shares underlying the Securities, subject to adjustment as provided in the Purchase Agreement, and will use commercially reasonable efforts to cause such registration statement to be declared effective within thirty (30) days of filing (or sixty (60) days if reviewed by the SEC); (iii) restrictions on the issuance of variable rate transactions by PubCo, the Company and Voyager, subject to specified exceptions; (iv) restrictions on the payment of cash dividends or redemptions by PubCo while Notes are outstanding, without the prior written consent of the holders of a majority of the Notes; and (v) PubCo’s obligation to maintain the listing of the PubCo Ordinary Shares on an eligible market, including the Nasdaq Global Market. PubCo intends to use the net proceeds from the sale of the Securities for working capital and general corporate purposes and for the payment of underwriter compensation up to $500,000, subject to the restrictions set forth in the Purchase Agreement.

Senior Secured Notes

Pursuant to the Purchase Agreement, at the closing of the Private Placement, PubCo will issue Notes in an aggregate principal amount of $27,500,000. The Notes mature fifteen (15) months from the date of issuance. The Notes are senior secured obligations of PubCo and provide, among other things, for: (i) scheduled monthly partial redemption payments of $2,750,000, payable in cash or, at PubCo’s election and subject to specified equity conditions, payable in PubCo Ordinary Shares; (ii) an optional redemption right for PubCo to redeem all or a portion (not less than $1,000,000) of the outstanding principal amount, subject to the conditions and limitations set forth in the Notes, at a price equal to the outstanding principal amount being redeemed plus accrued and unpaid interest (or, if certain defaults have occurred, 115% of the principal amount being redeemed plus accrued and unpaid interest); (iii) customary events of default and remedies, including acceleration at 115% of the outstanding principal amount plus accrued and unpaid interest and default interest at a rate of 15% per annum; (iv) ranking effectively senior to all unsecured indebtedness of PubCo to the extent of the value of the collateral and senior to any subordinated indebtedness; (v) customary affirmative, negative and compliance covenants, including minimum liquidity and cash burn covenants; (vi) a beneficial ownership limitation of 4.99% with respect to any share settlement or conversion (subject to increase to 9.99% upon 61 days’ notice); and (vii) cash sweep payment provisions requiring application of 20% of the gross proceeds of certain equity issuances.

Warrants

Under the Purchase Agreement, PubCo will also issue to the Buyers Warrants to purchase up to an aggregate of 2,391,305 PubCo Ordinary Shares at an initial exercise price of $11.50 per share, subject to adjustment as set forth in the Warrants. The Warrants will be exercisable beginning on the date of issuance and will expire at 5:00 p.m. New York City time on the four-year anniversary of the date on which a resale registration statement covering the resale of all PubCo Ordinary Shares underlying the Warrants is declared effective by the SEC. The Warrants include a beneficial ownership limitation of 4.99% (subject to increase to 9.99% upon 61 days’ notice by the holder), exercise mechanics permitting cash exercise, nominal value exercise and, at the holder’s option, reduction of principal outstanding under the Notes to pay the exercise price, and adjustment provisions for share dividends, splits, subsequent rights offerings, subsequent equity sales, pro rata distributions and other specified transactions. The Warrants also contain protections in connection with fundamental transactions, including mergers, consolidations, sales of all or substantially all assets, tender or exchange offers, reclassifications, reorganizations and similar transactions, including the right, in certain circumstances, to receive alternate consideration or require purchase of the Warrant at its Black Scholes Value (as defined in the Warrants).

Security Agreements

In connection with the Purchase Agreement and the issuance of the Notes, PubCo and the Buyers will enter into security agreements (the “Security Agreements”), pursuant to which PubCo has agreed to grant a first-priority security interest to the collateral agent (the “Collateral Agent”), as collateral agent for the holders of the Notes, in all tangible and intangible assets of the Company and its subsidiaries, whether now owned or hereafter created or acquired, to secure the obligations under the Notes and related transaction documents. In addition, PubCo and the Collateral Agent will enter into bank account pledge agreements and other control agreements (collectively, the “Control Agreements”) with respect to certain deposit accounts and securities accounts of the Company and its subsidiaries, perfecting the Collateral Agent’s lien in such accounts.

The foregoing descriptions of the Purchase Agreement, the Notes, the Warrants, the Security Agreements and the Control Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1, 4.2, 4.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Lincoln Park Purchase Agreement

On May 27, 2026, Voyager, PubCo and Lincoln Park Capital Fund, LLC (“Lincoln Park”) entered into a purchase agreement (the “LPC Purchase Agreement”), pursuant to which Lincoln Park committed to purchase, at PubCo’s direction from time to time, up to an aggregate of $50,000,000 of PubCo Ordinary Shares, subject to the terms and conditions set forth in the LPC Purchase Agreement. In connection therewith, Voyager, PubCo and Lincoln Park also entered into a registration rights agreement (the “LPC Registration Rights Agreement” and, together with the LPC Purchase Agreement, the “LPC Agreements”), pursuant to which PubCo agreed to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement covering the resale by Lincoln Park of the PubCo Ordinary Shares that have been and may be issued and sold to Lincoln Park under the LPC Purchase Agreement, including the commitment shares described below, and to take such other actions as are reasonably necessary to maintain the effectiveness of such registration statement as provided in the LPC Registration Rights Agreement.

The LPC Purchase Agreement was entered into in connection with the Business Combination Agreement, pursuant to which, among other things, (i) PubCo formed Merger Sub as a direct wholly owned subsidiary of PubCo, (ii) Voyager will merge with and into Merger Sub, with Merger Sub surviving the merger and continuing as a wholly owned subsidiary of PubCo (the “Initial Merger”), (iii) Merger Sub will distribute its assets to PubCo as a liquidating distribution and, as soon as reasonably possible, Merger Sub shall be dissolved under the laws of the Cayman Islands and will cease to be a wholly owned subsidiary of PubCo, and (iv) as soon as practicable, but not less than twenty-four hours following the completion of the Initial Merger, the Company will merge with and into PubCo, with PubCo as the surviving entity in the merger (the “Acquisition Merger” and, collectively with the other transactions contemplated in the Business Combination Agreement, the “Merger”). Upon consummation of the Merger (the “Merger Closing”), PubCo will be a public company and the surviving entity of the Acquisition Merger.

Under the terms of the LPC Purchase Agreement, from and after the date on which the conditions to Lincoln Park’s purchase obligations have been satisfied, including that the Merger shall have been completed, the PubCo Ordinary Shares shall be listed on the applicable principal market, the registration statement described above is declared effective by the SEC and a final prospectus is filed with the SEC (the “Commencement Date”), PubCo will have the right, but not the obligation, in its sole discretion to direct Lincoln Park to purchase PubCo Ordinary Shares from time to time over a period of up to 24 months, for aggregate gross proceeds to PubCo of up to $50,000,000, subject to certain limitations contained in the LPC Purchase Agreement. Lincoln Park has no right to require PubCo to sell any PubCo Ordinary Shares, but Lincoln Park is obligated to make purchases of PubCo Ordinary Shares from PubCo as directed by PubCo in accordance with the LPC Purchase Agreement.

From and after the Commencement Date, on any business day on which the closing sale price of the PubCo Ordinary Shares is not below the Floor Price (as defined in the LPC Purchase Agreement), PubCo may, by written notice, direct Lincoln Park to purchase up to $100,000 of PubCo Ordinary Shares (a “Regular Purchase”), which amount may be increased to up to $200,000 if the closing sale price is not below $2.50, up to $300,000 if the closing sale price is not below $3.50 and up to $500,000 if the closing sale price is not below $5.00, in each case subject to adjustment for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction. The purchase price per share for each Regular Purchase will be equal to 97% of the lower of (i) the lowest sale price of the PubCo Ordinary Shares on the applicable purchase date and (ii) the average of the three lowest closing sale prices of the PubCo Ordinary Shares during the ten business days immediately preceding the applicable purchase date. Regular Purchases may be effected as frequently as each business day after the close of trading so that the applicable purchase price is fixed and known at the time PubCo elects to sell shares to Lincoln Park.

In addition, if PubCo directs Lincoln Park to purchase the maximum number of shares permitted in a Regular Purchase on an applicable purchase date, then, in addition to such Regular Purchase and subject to the satisfaction of certain conditions and limitations set forth in the LPC Purchase Agreement, PubCo may also direct Lincoln Park to purchase additional PubCo Ordinary Shares in one or more accelerated purchases (each, an “Accelerated Purchase”) and additional accelerated purchases (each, an “Additional Accelerated Purchase”) on the following business day. The purchase price per share for each Accelerated Purchase and Additional Accelerated Purchase will be based on market prices of the PubCo Ordinary Shares on the applicable purchase date for such Accelerated Purchases and Additional Accelerated Purchases, as calculated in the manner specified in the LPC Purchase Agreement.

PubCo will control the timing and amount of any sales of PubCo Ordinary Shares to Lincoln Park pursuant to the LPC Purchase Agreement. Actual sales of PubCo Ordinary Shares to Lincoln Park will depend on a variety of factors to be determined by PubCo from time to time, including, among others, market conditions, the trading price of the PubCo Ordinary Shares and PubCo’s determination as to the appropriate sources of funding for its operations.

The LPC Purchase Agreement also prohibits PubCo from directing Lincoln Park to purchase any PubCo Ordinary Shares if those shares, when aggregated with all other PubCo Ordinary Shares then beneficially owned by Lincoln Park and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in Lincoln Park beneficially owning more than 4.99% of the outstanding PubCo Ordinary Shares, which beneficial ownership cap may be increased by Lincoln Park up to 9.99% upon 61 days’ prior written notice to PubCo.

As consideration for Lincoln Park’s commitment to purchase PubCo Ordinary Shares under the LPC Purchase Agreement, PubCo shall issue to Lincoln Park $750,000 of PubCo Ordinary Shares (the “Commitment Shares”) on the business day prior to the filing of the initial registration statement. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the date of the LPC Purchase Agreement, irrespective of any subsequent termination, but the Commitment Shares will in no event be paid to Lincoln Park if the Merger Closing does not occur. Lincoln Park has agreed that it will not engage in or effect, directly or indirectly, any short sales of or hedging transactions that establish a net short position in the PubCo Ordinary Shares during the term of the LPC Purchase Agreement.

The LPC Agreements contain customary representations, warranties, conditions, covenants, suspension events and indemnification obligations of the parties. PubCo has the right to terminate the LPC Purchase Agreement at any time after the Commencement Date with one business day’s prior written notice to Lincoln Park, at no cost or penalty. Following the Commencement Date, upon the occurrence of any “Suspension Event” under the LPC Purchase Agreement, PubCo may not initiate any regular or other purchase of PubCo Ordinary Shares by Lincoln Park until such Suspension Event is cured; provided, however, that Lincoln Park may not terminate the LPC Purchase Agreement as a result of any such Suspension Event.

From the date of the LPC Purchase Agreement and for a period of six months after the termination or expiration of the LPC Purchase Agreement, PubCo is prohibited from effecting or entering into an agreement to effect any issuance of PubCo Ordinary Shares involving a “Variable Rate Transaction” (as defined in the LPC Purchase Agreement); provided, however, that PubCo may enter into or maintain an at-the-market offering program with a registered broker-dealer.

This report shall not constitute an offer to sell or a solicitation of an offer to buy any PubCo Ordinary Shares, nor shall there be any sale of PubCo Ordinary Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing summary of the material terms of the LPC Purchase Agreement and the LPC Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such LPC Agreements, copies of which are filed as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants in such LPC Agreements were made only for purposes of such LPC Agreements and as of specific dates, were solely for the benefit of the parties to such LPC Agreements and may be subject to limitations agreed upon by the contracting parties.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the captions “Securities Purchase Agreement,” “Senior Secured Notes” and “Security Agreements” is incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Securities under the Purchase Agreement are being offered and will be sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. The Buyers are accredited investors and are acquiring the Securities for investment purposes, and no general solicitation or general advertising was used in connection with the offer and sale of the Securities.

In the LPC Purchase Agreement, Lincoln Park represented to Voyager and PubCo, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act). The Commitment Shares will be issued and the Purchase Shares (as defined in the LPC Agreements) will be issued and sold by PubCo to Lincoln Park in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Item 7.01	Regulation FD Disclosure.

On May 28, 2026, Voyager the Company issued a press release announcing the execution of the Purchase Agreement and the LPC Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Form of Warrant.
4.2	Form of Senior Secured Note due 2027.
10.1**	Securities Purchase Agreement, dated May 27, 2026, by and among Veraxa Biotech Holding AG, Veraxa Biotech AG, Voyager Acquisition Corp. and the investors listed therein.
10.2*	Form of Security Agreement, by and among Veraxa Biotech Holding AG and the Collateral Agent.
10.3*	Form of Control Agreement.
10.4**	Purchase Agreement, dated May 27, 2026, by and among Voyager Acquisition Corp., Veraxa Biotech Holding AG and Lincoln Park Capital Fund, LLC.
10.5	Registration Rights Agreement, dated May 27, 2026, by and among Voyager Acquisition Corp., Veraxa Biotech Holding AG and Lincoln Park Capital Fund, LLC.
99.1	Press Release, dated May 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain personally identifiable information has been redacted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K. The registrant agrees to furnish an unredacted copy of this exhibit to the Securities and Exchange Commission upon request.
**	Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voyager Acquisition Corp.

By:	/s/ Adeel Rouf
	Name:	Adeel Rouf
	Title:	Chief Executive Officer

Dated: May 29, 2026